Exhibit 21.1

List of Subsidiaries

Aloha Petroleum LLC, a Delaware limited liability company
Aloha Petroleum, Ltd., a Hawaii corporation
Applied Petroleum Technologies, Ltd., a Texas limited partnership
APT Management Company, LLC, a Texas limited liability company
C&G Investments, LLC, a Delaware limited liability company
Corpus Christi Reimco, LLC, a Texas limited liability company
GoPetro Transport LLC, a Texas limited liability company
Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company
MACS Retail LLC, a Virginia limited liability company
Quick Stuff of Texas, Inc., a Texas corporation
SCL GP Interests LLC, a Delaware limited liability company
SSP BevCo I, LLC, a Texas limited liability company
SSP BevCo II, LLC, a Texas limited liability company
SSP Beverage, LLC, a Texas limited liability company
Stripes LLC, a Texas limited liability company
Stripes Acquisition LLC, a Texas limited liability company
Stripes Holdings LLC, a Delaware limited liability company
Stripes No. 1009 LLC, a Texas limited liability company
Sunoco Finance Corp., a Delaware corporation
Sunoco, LLC, a Delaware limited liability company
Susser Company, Ltd., a Texas limited partnership
Susser Finance Corporation, a Delaware corporation
Susser Financial Services LLC, a Texas limited liability company
Susser Holdings, L.L.C., a Delaware limited liability company
Susser Holdings Corporation, a Delaware corporation
Susser Petroleum Company LLC, a Texas limited liability company
Susser Petroleum Property Company LLC, a Delaware limited liability company
TCFS Holdings, Inc., a Texas corporation
Town & Country Food Stores, Inc., a Texas corporation
TND Beverage, LLC, a Texas limited liability company
Allied Energy Company LLC, an Alabama limited liability company
Direct Fuels LLC, a Delaware limited liability company
Sunmarks LLC, a Delaware limited liability company
Sunoco Retail LLC, a Pennsylvania limited liability company